Exhibit 99.1

March 20, 2016

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

One StarPoint

Stamford, CT 06902

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”) (other than Excluded Holders (defined below)) of the Merger Consideration (defined below) to be paid to such holders in the Transaction (defined below) pursuant to an Amendment Number 1, proposed to be entered into as of March 20, 2016 (the “Amendment”) to the Agreement and Plan of Merger, dated as of November 15, 2015 (the “Original Agreement” and the Original Agreement, as amended by the Amendment, the “Merger Agreement”), among Starwood, Marriott International Inc., a Delaware corporation (“Marriott”), Solar Merger Sub 1, Inc., a Maryland corporation and wholly owned subsidiary of Starwood (“Holdco”), Solar Merger Sub 2, a Maryland corporation and wholly owned subsidiary of Holdco (“Starwood Merger Sub”), Mars Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Marriott (“Marriott Corporate Merger Sub”), and Mars Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Marriott (“Marriott LLC Merger Sub”). As more fully described in the Merger Agreement, (a) at 11:58 p.m., New York City time, on the Closing Date (as defined in the Merger Agreement), Starwood Merger Sub will be merged with and into Starwood (the “Starwood Merger”) and, as of the effective time of the Starwood Merger, each outstanding share of common stock, par value $0.01 per share, of Starwood (“Starwood Common Stock”), other than any Starwood Equity Awards (as defined in the Merger Agreement) to be treated in accordance with Section 2.1(d) of the Merger Agreement, will be converted into the right to receive one share of common stock, par value $0.01 per share, of Holdco (“Holdco Common Stock”), and Starwood will survive the Starwood Merger as a wholly owned subsidiary of Holdco, (b) at 11:59 p.m., New York City time, on the Closing Date, Starwood, as the surviving corporation in the Starwood Merger, will be converted from a Maryland corporation into a Maryland limited liability company (“Starwood LLC” and such conversion, the “Starwood LLC Conversion”), (c) at 12:01 a.m., New York City time, on the day immediately following the Closing Date, Marriott Corporate Merger Sub will be merged with and into Holdco (the “Initial Holdco Merger”) and, as of the effective time of the Initial Holdco Merger, each outstanding share of Holdco Common Stock (which will include any rights to receive shares of Holdco Common Stock as a result of the Starwood Merger), other than (i) any shares of Holdco Common Stock held in the treasury of Holdco or held by any of its wholly owned subsidiaries and (ii) any Holdco Equity Awards (as defined in the Merger Agreement) to be treated in accordance with Section 2.1(d) of the Merger Agreement (the holders of shares of Starwood Common Stock to be converted into the right to receive the shares of Holdco Common Stock described by the preceding clause (i) and the holders of Starwood Equity Awards to be converted into the right to receive the Holdco Equity Awards described by the preceding clause (ii), in each case in connection with the Starwood Merger, collectively, “Excluded Holders”), will be converted into the right to receive $21.00 in cash (the “Cash Consideration”) and 0.80 of a share of Class A Common Stock, par value $0.01 per share, of Marriott (“Marriott Common Stock”) (such number of shares so issuable, the “Stock Consideration” and, together with the Cash Consideration, the

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

“Consideration”), with Holdco surviving the Initial Holdco Merger as a wholly owned subsidiary of Marriott, and (d) at 12:02 a.m., New York City time, on the day immediately following the Closing Date, Holdco, as the surviving corporation in the Initial Holdco Merger, will be merged with and into Marriott LLC Merger Sub (the “Final Holdco Merger” and, together with the Starwood Merger, the Starwood LLC Conversion and the Initial Holdco Merger, collectively, the “Transaction”), with Marriott LLC Merger Sub surviving the Final Holdco Merger as a wholly owned subsidiary of Marriott and the parent entity of Starwood LLC.

In arriving at our opinion, we reviewed the Original Agreement and a draft of the Amendment dated March 20, 2016, and held discussions with certain senior officers, directors and other representatives and advisors of Starwood and certain senior officers and other representatives and advisors of Marriott concerning the businesses, operations and prospects of Starwood and Marriott. We examined certain publicly available business and financial information relating to Starwood and Marriott as well as certain financial forecasts and other information and data relating to Starwood and Marriott which were provided to or discussed with us by the respective managements of Starwood and Marriott, including (a) certain financial forecasts relating to the business of Starwood provided to us by the management of Starwood under a “base case” scenario and under a “conservative case” scenario, (b) certain financial forecasts relating to the business of Marriott provided to us by the management of Marriott and adjustments to and extrapolations from such forecasts provided to and discussed with us by the management of Starwood under a “base case” scenario and under a “conservative case” scenario, and (c) information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the managements of Starwood and Marriott to result from the Transaction. We reviewed the financial terms of the Transaction as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Starwood Common Stock and Marriott Common Stock; the historical and projected earnings and other operating data of Starwood and Marriott; and the capitalization and financial condition of Starwood and Marriott. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Starwood and Marriott. We also evaluated certain potential pro forma financial effects of the Transaction on Marriott. In connection with our engagement and at the direction of Starwood, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of Starwood prior to Starwood entering into the Original Agreement. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Starwood and Marriott that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. At your direction, for purposes of our analysis of Starwood, we have used the financial forecasts provided by the management of Starwood under the “conservative case” scenario and for purposes of our analysis of Marriott, we have used the financial forecasts provided by the management of Marriott as adjusted and extrapolated by the management of Starwood under the “conservative case” scenario. With

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

respect to financial forecasts and other information and data relating to Starwood and Marriott provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Starwood and Marriott that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Starwood and Marriott as to the future financial performance of Starwood and Marriott, the potential strategic implications and operational benefits anticipated to result from the Transaction and the other matters covered thereby, and have assumed, with your consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Transaction) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected.

We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, including that the Spin-Off (as defined in the Merger Agreement) will be consummated prior to the closing of the Transaction. We have further assumed, with your consent, that the Spin-Off will be consummated on the terms set forth in the Venus Separation Agreement and the Venus Merger Agreement (in each case, as defined in the Merger Agreement), without any waiver, modification or amendment of any material term, condition or agreement thereof or, if the Venus-ILG Transaction (as defined in the Merger Agreement) is not consummated, that the terms of the Spin-Off will not differ from the terms of the Venus-ILG Transaction in any respect material to our analysis. We have also assumed that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Starwood, Marriott or the contemplated benefits of the Transaction. Representatives of Starwood have advised us, and we further have assumed, that the final terms of the Amendment will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Starwood and Marriott. We are not expressing any opinion as to what the value of Marriott Common Stock actually will be when issued pursuant to the Transaction or the price at which Marriott Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Starwood or Marriott nor have we made any physical inspection of the properties or assets of Starwood or Marriott. Our opinion does not address the underlying business decision of Starwood to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Starwood or the effect of any other transaction in which Starwood might engage. We express no view or opinion as to any terms or other aspects (other than the Merger Consideration to the extent expressly specified herein) of the Transaction or as to any terms or aspects of the Venus-ILG Transaction or the Spin-Off. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to Starwood in connection with the proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We also received a fee in connection with the delivery of our opinion dated November 15, 2015 in connection with entry into the Original Agreement, and will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently

The Board of Directors

Starwood Hotels & Resorts Worldwide, Inc.

March 20, 2016

provide, services to Starwood and Marriott unrelated to the proposed Transaction, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted or acting (i) as financial advisor to Starwood in connection with Starwood’s pending publicly announced transaction to spin off its vacation ownership business to Interval Leisure Group, Inc., (ii) as joint book-runner in connection with Starwood’s $350 million and $300 million senior unsecured notes issuances in September 2014, (iii) as lender, co-syndication agent, joint lead arranger, joint book-runner and/or dealer, as applicable, in connection with a credit facility and commercial paper program of Starwood, (iv) as co-manager in connection with Marriott’s $600 million senior notes offering in September 2015 and $400 million senior notes offering in October 2014, (v) as lender in connection with a credit facility of Marriott and (vi) as global cash manager for Marriott providing various standby credit, clearing, settlement and foreign exchange services. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Starwood and Marriott for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Starwood, Marriott and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Starwood in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to holders of Starwood Common Stock (other than Excluded Holders) in the Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.